UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2004

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 27, 2004, Pinnacle Entertainment, Inc. (“Pinnacle”) provided members of a select group of its management or highly compensated employees (the “Participants”) with the summary term sheet filed herewith as Exhibit 10.1 and incorporated herein by this reference, setting forth certain amendments to its Executive Deferred Compensation Plan (the “Plan”) to comply with the provisions of the American Jobs Creation Act of 2004 (the “New Law”), and to make certain other changes in the Plan. Pursuant to Internal Revenue Service (the “IRS”) Notice 2005-1, the Plan will be operated in accordance with the terms and conditions set forth in the summary term sheet to comply with the provisions of the New Law even though formal documents for the amended Plan have not yet been prepared. The amended terms of the Plan will apply to any deferrals of compensation that the Participants elect to make after December 27, 2004, the effective date of the amendments to the Plan (the “Effective Date”). The following is a brief summary of the key elements of the amendments to the Plan, which is qualified in its entirety by reference to Exhibit 10.1:

•	Original Provisions Of The Plan Continue In Effect For Old Deferrals. The provisions of the Plan before its amendments will remain in effect for any deferrals that were deducted from the Participants’ salary and bonus in 2004 or in earlier years.

•	How Much A Participant Can Elect To Defer. Each Participant can elect on or prior to December 31, 2004 to defer (a) up to 75% of his or her 2005 salary, (b) up to 90% of the bonus he or she will receive in early 2005, and (c) up to 90% of the bonus he or she will receive in early 2006. The sum of the amounts each Participant defers from all of these three categories must be at least $3,000.

•	Crediting Of Earnings. Amounts that Participants elect to defer under the amended Plan will be credited with interest at 3%. However, if a Participant dies, becomes disabled, or “Retires” (i.e., the Participant works until he or she is 65, or until he or she is 55 and has completed five years of service with Pinnacle), the Participant’s benefits will be recalculated with an interest rate of 10%. If the Participant’s employment terminates for any other reason, the Plan’s Committee, in its sole discretion, may decide to use the 10% rate to determine the amount that has been credited to the Participant’s account. To the extent permitted in IRS guidance under the New Law, on a change in control of Pinnacle (as defined in the Plan) the Participant will receive an immediate payment of his or her deferred amounts with interest at the 10% rate. The Plan’s Committee has the discretion to change these rates as of the beginning of any year on a prospective basis.

•	Distributions Before Death, Disability, Retirement Or Other Termination Of Employment. A Participant can elect to receive distributions under the amended Plan while he or she is still employed by Pinnacle under the following circumstances:

•	When the Participant makes a deferral election for 2005, he or she can specify that a certain amount of his or her deferred salary or bonus (and earnings thereon) will be paid in one lump sum on January 15, 2007, or on any anniversary of that date (regardless of age). The Participant will be able to make a similar election with respect to the amounts he or she defers for each later year. If the Participant dies, becomes disabled, Retires, or his or her employment otherwise terminates before the date he or she has selected, the Participant’s benefits will be paid under the provisions governing death, disability, Retirement or termination of employment.

•	A Participant will be able to receive a distribution if he or she suffers a “financial emergency.” The New Law has – and therefore the formal document for the amended Plan will have– stringent standards for what constitutes a “financial emergency.”

•	To the extent permitted in IRS guidance under the New Law, on a change in control of Pinnacle a Participant will receive an immediate payment of his or her deferred amounts with interest at the 10% rate.

•	As required by the New Law, the Participants will not have the right to make a withdrawal at any time of 90% of the amounts deferred under the amended Plan (and earnings thereon) as was previously permitted. However, such a provision will remain available for amounts Participants have deferred in previous years under the original Plan.

•	Distributions On Death, Disability, Retirement And Other Termination Of Employment. The following summarizes how distributions will be made under the amended Plan on a Participant’s death, disability, Retirement or other termination of employment:

•	If the Participant’s total benefit is less than $50,000, distribution will be made in one lump sum.

•	If the Participant’s total benefit is $50,000 or more, he or she may elect on or prior to December 31, 2004 to have his or her benefits paid in one of the following forms:

Retirement – lump sum, or annual installments over 10 or 15 years.

Death, disability or other termination of employment – lump

sum, or annual installments over five years.

•	In general, a Participant must make his or her election of a form of benefit payment on or prior to December 31, 2004. The New Law limits a Participant’s ability to change the election once it is made. The Participant can change his or her election of the form of distribution, or delay payment of Retirement benefit until the Participant’s 75th birthday, but a change is effective only if (i) it does not accelerate distribution of any benefits, (ii) the Participant submitted it to the Plan’s Committee at least 13 months before he or she would otherwise have received payment, and (iii) the change delays the first payment of benefits for at least five years.

•	If the Participant is a “key employee” (generally, an officer of Pinnacle who earns more than $135,000 per year), the Participant’s benefit distributions cannot begin within six months after his or her separation from service (or, if earlier, the date of his or her death).

•	Taxes. Federal and state income taxes will be payable on deferred amounts and earnings thereon only when the Participant ultimately receives them, not when they are deferred. FICA and FUTA taxes, however, will be payable at the time of deferral.

•	Rights Are Limited. As with all non-qualified deferred compensation plans, a Participant’s rights against Pinnacle to receive the deferred amounts are limited to the rights of an unsecured general creditor. Pinnacle’s obligation to pay benefits under the Plan is not backed by any security interest in Pinnacle’s assets to assure payment of the deferred amounts.

•	Term Sheet Only A Summary. Pinnacle’s lawyers are drafting the plan document of the amended Plan, which will contain detailed provisions that will govern the Participants’ rights under the amended Plan. The summary term sheet is subject in all respects to the terms of the Plan itself as reflected in the actual amended Plan document.

Daniel R. Lee, Pinnacle’s Chief Executive Officer and Chairman of the Board of Directors, is eligible to be a Participant under the amended Plan. Mr. Lee purchased $500,000 in aggregate principal amount of Pinnacle’s 8.25% senior subordinated notes due 2012 at the same price offered to other purchasers in a private placement Pinnacle consummated in March 2004. After deducting initial purchasers’ discounts and commissions, Pinnacle received $490,625 in net proceeds as a result of Mr. Lee’s purchase of notes. Pinnacle also reimburses Mr. Lee for his business use of an aircraft he owns at the rate of $500 per hour. The estimated amount of the reimbursements for usage in 2003 was approximately $40,000.

Item 9.01. Financial Statements and Exhibits.

        (c) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Summary of 2004 Provisions of Pinnacle Entertainment, Inc. Executive Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: December 29, 2004	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Summary of 2004 Provisions of Pinnacle Entertainment, Inc. Executive Deferred Compensation Plan